Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-174744 on Form S-8 of our reports dated September 27, 2024, relating to the financial statements of Cracker Barrel Old Country Store, Inc., and the effectiveness of Cracker Barrel Old Country Store, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended August 2, 2024.

/s/Deloitte & Touche LLP

Nashville, Tennessee
September 27, 2024